Morgan Stanley Institutional Funds, Inc. - U.S.
Real Estate Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  Paramount Group, Inc.
Purchase/Trade Date:	  11/18/2014
Offering Price of Shares: $17.500
Total Amount of Offering: 131,000,000
Amount Purchased by Fund: 258,293
Percentage of Offering Purchased by Fund: 0.197
Percentage of Fund's Total Assets: 0.44
Brokers:  Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Morgan Stanley & Co. LLC, Wells
Fargo Securities, LLC, Deutsche Bank Securities
Inc., Citigroup Global Markets Inc., Credit Suisse
Securities (USA) LLC, Goldman, Sachs & Co., J.P.
Morgan Securities LLC, RBC Capital Markets,
LLC, UBS Securities LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Store Capital Corp
Purchase/Trade Date:	  11/18/2014
Offering Price of Shares: $18.500
Total Amount of Offering: 27,500,000
Amount Purchased by Fund: 172,761
Percentage of Offering Purchased by Fund: 0.628
Percentage of Fund's Total Assets: 0.31
Brokers:  Goldman, Sachs & Co., Credit Suisse
Securities (USA) LLC, Morgan Stanley & Co. LLC,
Citigroup Global Markets Inc., Deutsche Bank
Securities Inc., KeyBanc Capital Markets Inc.,
Wells Fargo Securities, LLC, BMO Capital Markets
Corp., Raymond James & Associates, Inc., Robert
W. Baird & Co. Incorporated, Stifel, Nicolaus &
Company, Incorporated, SunTrust Robinson
Humphrey, Inc., Comerica Securities, Inc.
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.